Exhibit 3.2

CORPORATE BYLAWS OF

REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

A NEVADA CORPORATION

ARTICLE I.

OFFICES

SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be located at such place as the Board of Directors shall from time to time determine.

SECTION 2. OTHER OFFICES. Other offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of Shareholders shall be held at the principal executive office of the corporation or at any other place within or without the State of Nevada which may be designated either by the Board of Directors or by the Shareholders in accordance with these Bylaws.

SECTION 2. ANNUAL MEETINGS. The annual meetings of Shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors or by the Shareholders in accordance with these Bylaws. If the date set forth in these Bylaws falls upon a legal holiday, then such annual meeting of Shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such annual meetings, Directors shall be elected, and any other business may be transacted which is within the powers of the Shareholders.

SECTION 3. SPECIAL MEETINGS. Special meetings of the Shareholders, for the purpose of taking any action which is within the powers of the Shareholders, may be called at any time by the Chairman of the Board or the President or by the Board of Directors, or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting. Upon request in writing that a special meeting of Shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of Shareholders, the officer forthwith shall cause notice to be given to the Shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after receipt of the request.

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SECTION 4. NOTICE OF MEETINGS OF SHAREHOLDERS. Written notice of each meeting of Shareholders, whether annual or special, shall be given to each Shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such Shareholder at the address of such Shareholder appearing on the books of the corporation or given by such Shareholder to the corporation for the purpose of notice. If any notice addressed to the Shareholder at the address of such Shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the Shareholder upon written demand of the Shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other Shareholders. If no address appears on the books of the corporation or is given by the Shareholder to the corporation for the purpose of notice, notice shall be deemed to have been given to such Shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located.

(a) Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the Shareholder to whom the notice is given. Any such consent shall be revocable by the Shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Notice given pursuant to subsection (a) of this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the Shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the Shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the Shareholder.

(c) For purposes of this Section, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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All such notices shall be given to each Shareholder entitled thereto not less than ten days nor more than sixty days before the meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice. All such notices shall state the place, date and hour of such meeting. In the case of a special meeting such notice shall also state the general nature of the business to be transacted at such meeting and no other business may be transacted thereat. In the case of an annual meeting, such notice shall also state those matters which the Board of Directors at the time of the mailing of the notice intends to present for action by the Shareholders. Any proper matter may be presented at an annual meeting of Shareholders though not stated in the notice, provided that unless the general nature of a proposal to be approved by the Shareholders relating to the following matters is stated in the notice or a written waiver of notice, any such Shareholder approval will require unanimous approval of all Shareholders entitled to vote:

(i) A proposal to approve a contract or other transaction between the corporation and one or more of its Directors or any corporation, firm or association in which one or more of its Directors has a material financial interest or is also a Director;

(ii) A proposal to amend the Articles of Incorporation;

(iii) A proposal to approve the principal terms of a reorganization as defined in Section 181 of the General Corporation Law;

(iv) A proposal to wind up and dissolve the corporation; and/or

(v) If the corporation has preferred shares outstanding and the corporation is in the process of winding up, a proposal to adopt a plan of distribution of shares, obligations or securities of any other corporation or assets other than money which is not in accordance with the liquidation rights of the preferred shares.

The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

SECTION 5. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares the holders of which are either present in person or by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting, except as provided in Section 4 of this Article.

When any Shareholders’ meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting as in the case of an original meeting. Except as set forth in this Section 6 of Article II, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

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SECTION 7. VOTING. At all meetings of Shareholders, every Shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in the name of such Shareholder on the stock records of the corporation on the record date for such meeting. Shares held by an administrator, executor, guardian, conservator, custodian, trustee, receiver, pledgee, minor, corporation or fiduciary or held by this corporation or a subsidiary of this corporation in a fiduciary capacity or by two or more persons shall be voted in the manner set forth in Sections 702, 703, and 704 of the General Corporation Law. Shares of this corporation owned by this corporation or a subsidiary (except shares held in a fiduciary capacity) shall not be entitled to vote. Unless a record date for voting purposes is fixed pursuant to Section 1 of Article V of these Bylaws, then only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Votes at a meeting may be given by viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a Shareholder at any election and before the voting begins. If a quorum is present at the beginning of the meeting, except with respect to the election of Directors (and subject to the provisions of Section 5 of this Article II should Shareholders withdraw thereafter) the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the Shareholders and shall decide any question properly brought before the meeting, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation, in which case the vote so required shall govern and control the decision of such question. Subject to the provisions of the next sentence, at all elections of Directors of the corporation, each Shareholder shall be entitled to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No Shareholder shall be entitled to cumulate his votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any Shareholder has given notice at the meeting prior to the voting, of such Shareholder's intention to cumulate his votes. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

SECTION 8. WAIVER OF NOTICE AND CONSENT OF ABSENTEES. The proceedings and transactions of any meeting of Shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these Bylaws to be included in the notice but which was not so included, if such objection is expressly made at the meeting, provided however, that any person making such objection at the beginning of the meeting or to the consideration of matters required to be but not included in the notice may orally withdraw such objection at the meeting or thereafter waive such objection by signing a written waiver thereof or a consent to the holding of the meeting or the consideration of the matter or an approval of the minutes of the meeting.

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Neither the business to be transacted at nor the purpose of any annual or special meeting of Shareholders need be specified in any written waiver of notice except that the general nature of the proposals specified in subsections (a) through (e) of Section 4 of this Article II, shall be so stated. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 9. ACTION WITHOUT A MEETING. Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of Directors, provided that, without notice except as hereinafter set forth, a Director may be elected at any time to fill a vacancy not filled by the Directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of Directors.

Any other action which, under any provision of the General Corporation Law may be taken at any annual or special meeting of the Shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all Shareholders entitled to vote have been solicited in writing:

(i) Notice of any proposed Shareholder approval of (i) a contract or other transaction between the corporation and one or more of its Directors or any corporation, firm or association in which one or more of its Directors has a material financial interest or is also a Director, (ii) indemnification of an agent of the corporation as authorized by Section 16, of Article III, of these Bylaws, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (iv) the distribution of shares, obligations or securities of any other corporation or assets other than money which is not in accordance with the liquidation rights of preferred shares if the corporation is in the process of winding up, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(ii) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to those Shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 4 of Article II of these Bylaws.

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Unless, as provided in Section 1 of Article V of these Bylaws, the Board of Directors has fixed a record date for the determination of Shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the corporation.

Any Shareholder giving a written consent, or the Shareholder’s proxy holders, or a transferee of the shares or a personal representative of the Shareholder or their respective proxy holders may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

SECTION 10. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or the duly authorized agent of such person and filed with the Secretary of the corporation, or the persons appointed as inspectors of election or such other person as may be designated by the Board of Directors or the Chief Executive Officer to receive proxies; provided, that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the Shareholder executing it specifies therein the length of time for which such proxy is to continue in force. Every proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Except as otherwise provided by law, such revocation may be effected by attendance at the meeting and voting in person by the person executing the proxy or by a writing stating that the proxy is revoked or by a proxy bearing a later date executed by the person executing the proxy and filed with the Secretary of the corporation or the persons appointed as inspectors of election or such other persons as may be designated by the Board of Directors or the Chief Executive Officer to receive proxies.

SECTION 11. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Board of Directors may appoint any persons as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more Shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

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The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III.

DIRECTORS

SECTION 1. POWERS. Subject to the General Corporation Law and any limitations in the Articles of Incorporation relating to action requiring Shareholder approval, and subject to the duties of Directors as prescribed by the Bylaws, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

SECTION 2. NUMBER OF DIRECTORS. The authorized number of Directors shall be an odd number between one (1) and seven (7) as fixed by the Shareholders, and shall remain so until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to these Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares then entitled to vote, as provided in the Corporations Code of Nevada; provided, however, that so long as the Corporation has only one shareholder, there may be only one (1) Director. As of the date of adoption of these Bylaws, the

Shareholders have fixed the number of Board members at seven (7).

SECTION 3. ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of Shareholders, but if any such annual meeting is not held or the Directors are not elected at any annual meeting, the Directors may be elected at any special meeting of Shareholders held for that purpose, or at the next annual meeting of Shareholders held thereafter. Each Director shall hold office at the pleasure of the Shareholders until the next annual meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal or his office has been declared vacant in the manner provided in these Bylaws.

SECTION 4. RESIGNATION AND REMOVAL OF DIRECTORS. Any Director may resign effective upon giving written notice to the Board, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the Directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote provided that no Director may be removed (unless the entire Board is removed) when the votes cast against removal (or, if such action is taken by written consent, the shares held by persons not consenting in writing to such removal) would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Director's most recent election were then being elected. No reduction of the authorized number of Directors shall have the effect of removing any Director before his term of office expires.

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SECTION 5. VACANCIES. Vacancies on the Board of Directors (except vacancies created by the removal of a Director) may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director, and each Director elected in this manner shall hold office until the next annual meeting of Shareholders and until a successor has been elected and qualified or until his earlier resignation or removal or his office has been declared vacant in the manner provided in these Bylaws. A vacancy or vacancies on the Board of Directors shall exist on the death, resignation or removal of any Director, or if the Board declares vacant the office of a Director if he is declared of unsound mind by an order of court or is convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail to elect the full authorized number of Directors to be voted for at any Shareholders meeting at which an election of Directors is held. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors or which occurs by reason of the removal of a Director. Any such election by written consent of Shareholders shall require the consent of a majority of the outstanding shares entitled to vote, except that any such election by written consent of Shareholders to fill any vacancy which occurs by reason of the removal of a Director shall require the unanimous consent of the outstanding shares entitled to vote. If the resignation of a Director states that it is to be effective at a future time, a successor may be elected to take office when the resignation becomes effective.

SECTION 6. PLACE OF MEETINGS. Regular and special meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated in the notice or written waiver of notice of the meeting, or, if not stated in the notice or waiver of notice or there is no notice, designated by resolution of the Board of Directors or, either before or after the meeting, consented to in writing by all members of the Board who were not present at the meeting. If the place of a regular or special meeting is not designated in the notice or waiver of notice or fixed by a resolution of the Board or consented to in writing by all members of the Board not present at the meeting, it shall be held at the corporation’s principal executive office.

SECTION 7. REGULAR MEETINGS. Immediately following each annual Shareholders’ meeting, the Board of Directors shall hold a regular meeting to elect officers and transact other business. Such meeting shall be held at the same place as the annual meeting or such other place as shall be fixed by the Board of Directors. Other regular meetings of the Board of Directors shall be held at such times and places as fixed by the Board. Call and notice of regular meetings of the Board of Directors shall not be required and is hereby dispensed with.

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SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary or any two Directors. Notice of the time and place of special meetings shall be delivered personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail or other electronic means, or sent to the Director by mail. In case notice is given by mail or telegram, it shall be sent, charges prepaid, addressed to the Director at his address appearing on the corporate records, or if it is not on these records or is not readily ascertainable, at the place where the meetings of the Directors are regularly held. If notice is given by mail, it shall be deposited in the United States mail at least four (4) days before the meeting. If notice is given by telegraph, facsimile, electronic mail or other electronic means, it shall be personally delivered to the recipient, or delivered to a common carrier for transmission to the recipient, or actually transmitted by the person giving the notice by electronic means to the recipient, at least forty-eight (48) hours before the meeting. If notice is given in person or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), it shall be given to the recipient (including the recipient's designated voice mailbox or address on such a system), or to a person at the office of the recipient who the person giving notice has reason to believe will promptly communicate it to the recipient, at least forty-eight (48) hours before the meeting. Such forms of communication, as provided in this Section, shall be due, legal and personal notice to such Director.

SECTION 9. QUORUM. A majority of the authorized number of Directors shall constitute a quorum of the Board for the transaction of business, except to adjourn a meeting under Section 11. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless the vote of a greater number or the same number after disqualifying one or more Directors from voting, is required by law, the Articles of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 10. WAIVER OF NOTICE OR CONSENT. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors. Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, the lack of notice to such Director.

SECTION 11. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

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SECTION 12. MEETINGS BY CONFERENCE TELEPHONE, ELECTRONIC VIDEO SCREEN EQUIPMENT, ETC. Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment. Participation in a meeting through use of conference telephone pursuant to this Section constitutes presence in person at that meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through the use of electronic video screen communication or other communications equipment (other than conference telephone) pursuant to this Section constitutes presence in person at that meeting if all of the following apply: (a) each member participating in the meeting can communicate with all of the other members concurrently; (b) each member is provided with the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation; and (c) the corporation adopts and implements some means of verifying both of the following: (1) that a person participating in the meeting is a Director, or other person entitled to participate in such meeting and (2) that all actions of, or votes by, the Board are taken or cast only by the Directors and not by persons who are not Directors.

SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

SECTION 14. FEES AND COMPENSATION. Unless otherwise determined by the Board by resolution, Directors and members of committees shall receive neither financial compensation for their services as Directors or members of committees nor reimbursement for their expenses incurred as Directors or members of committees. Directors and members of committees may receive compensation and reimbursement for their expenses incurred as officers, agents or employees of or for other services performed for the corporation as approved by the Chief Executive Officer without authorization, approval or ratification by the Board.

SECTION 15. COMMITTEES. The Board of Directors may, at its discretion, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each of which shall be composed of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The Board may delegate to any such committee, to the extent provided in such resolution, any of the Board's powers and authority in the management of the corporation’s business and affairs, except with respect to:

(i) the approval of any action for which the General Corporation Law or the Articles of Incorporation also requires approval by the Shareholders;

(ii) the filling of vacancies on the Board of Directors or any committee;

(iii) the fixing of compensation of Directors for serving on the Board or on any committee;

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(iv) the amendment or repeal of Bylaws or the adoption of new Bylaws;

(v) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(vi) a distribution to the Shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; and

(vii) the appointment of other committees of the Board or the members thereof. The Board may prescribe appropriate rules, not inconsistent with these Bylaws, by which proceedings of any such committee shall be conducted. The provisions of these Bylaws relating to the calling of meetings of the Board, notice of meetings of the Board and waiver of such notice, adjournments of meetings of the Board, written consents to Board meetings and approval of minutes, action by the Board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of Directors after commencement of a meeting shall apply to committees of the Board and action by such committees. In addition, any member of the committee designated by the Board as the Chairman or as Secretary of the committee or any two members of a committee may call meetings of the committee. Regular meetings of any committee may be held without notice if the time and place of such meetings are fixed by the Board of Directors or the committee.

SECTION 16. INDEMNIFICATION OF CORPORATE AGENTS.

(i) For the purposes of this section, “agent” means any person who is or was a Director, officer, employee or other agent of this corporation, or is or was serving at the request of this corporation as a Director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (3) of subdivision (e).

(ii) This corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

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(iii) This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its Shareholders.

No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this corporation in the performance of such person's duty to this corporation and its Shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(iv) To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(v) Except as provided in subdivision (d), any indemnification under this Section shall be made by this corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(1) A majority vote of a quorum consisting of Directors who are not parties to such proceeding.

(2) If such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion.

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(3) Approval of the Shareholders with the shares owned by the person to be indemnified not being entitled to vote thereon.

(4) The court in which such proceeding is or was pending upon application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this corporation.

(vi) Expenses incurred in defending any proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section. The provisions of subdivision (a) of Section 315 of the General Corporation Law do not apply to advances made pursuant to this subdivision.

(vii) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation of this corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Section shall affect any right to indemnification to which persons other than such Directors and officers of this corporation may be entitled by contract or otherwise.

(viii) No indemnification or advance shall be made under this Section, except as provided in subdivision (d) or paragraph (3) of subdivision (e), in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(ix) This corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against such liability under the provisions of this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

(1) if authorized in the Articles of Incorporation of the corporation, any policy issued is limited to the extent provided in the Nevada Corporations Code; or

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(2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

ARTICLE IV.

OFFICERS

SECTION 1. OFFICERS AND OTHERS. The officers of the corporation shall be a Chief Executive Officer or a President, or both, a Chief Operating Officer and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any two (2) or more offices may be held by the same person. At the time of adopting these by- laws, Corporation has: i) CEO Jason E. Cardiff; ii) CFO Jacques Poujade; iii) CTO Stefan Galluppi; iv) Eunjung Cardiff Marketing Director; and v) and Anthony Raissen, Director of Retail Sales. It is contemplated that a COO is to be implemented within 120 days from adoption herein.

SECTION 2. ELECTIONS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each such officer shall serve at the pleasure of the Board of Directors until the regular meeting of the Board of Directors following the annual meeting of Shareholders and until his successor is elected and qualified or until his earlier resignation or removal.

SECTION 3. OTHER OFFICERS. The Board of Directors may appoint, and may empower the Chairman of the Board or the President or both of them to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed with or without cause either by the Board of Directors or, except for an officer chosen by the Board, by any officer upon whom the power of removal may be conferred by the Board (subject, in each case, to the rights, if any, of an officer under any contract of employment). Any officer may resign at any time upon written notice to the corporation (without prejudice however, to the rights, if any, of the corporation under any contract to which the officer is a party). Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Unless a resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

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SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in a manner prescribed in the Bylaws for regular appointments to the office.

SECTION 6. CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, elect a Chairman of the Board, who, unless otherwise determined by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present and shall exercise and perform any other powers and duties assigned to him by the Board or prescribed by the Bylaws. If the office of President is vacant, the Chairman of the Board shall be the general manager and Chief Executive Officer of the corporation and shall exercise the duties of the President as set forth in Section 7.

SECTION 7. PRESIDENT. Subject to any supervisory powers, if any, that may be given by the Board of Directors or the Bylaws to the Chairman of the Board, if there be such an officer, the President shall be the corporation's general manager and Chief Executive Officer and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, affairs and officers of the corporation. Unless otherwise determined by the Board of Directors, he shall preside as Chairman at all meetings of the Shareholders, and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have any other powers and duties that are prescribed by the Board of Directors or the Bylaws; and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.

SECTION 8. VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the Chief Executive Officer. Each Vice President shall have any of the powers and perform any other duties that from time to time may be prescribed for him by the Board of Directors or the Bylaws or the Chief Executive Officer.

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SECTION 9. CHIEF OPERATING OFFICER. The COO shall cause to be kept a book of minutes of all meetings and actions by written consent of all Directors, Shareholders and committees of the Board of Directors. The minutes of each meeting shall state the time and place that it was held and such other information as shall be necessary to determine whether the meeting was held in accordance with law and these Bylaws and the actions taken thereat. The Secretary shall keep or cause to be kept at the corporation’s principal executive office, or at the office of its transfer agent or registrar, a record of the Shareholders of the corporation, giving the names and addresses of all Shareholders and the number and class of shares held by each. The Secretary shall give, or cause to be given, notice of all meetings of Shareholders, Directors and committees required to be given under these Bylaws or by law, shall keep or cause the keeping of the corporate seal in safe custody and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer. If the Secretary refuses or fails to give notice of any meeting lawfully called, any other officer of the corporation may give notice of such meeting. The Assistant Secretary, or if there be more than one, any Assistant Secretary, may perform any or all of the duties and exercise any or all of the powers of the Secretary unless prohibited from doing so by the Board of Directors, the Chief Executive Officer or the Secretary, and shall have such other powers and perform any other duties as are prescribed for him by the Board of Directors or the Chief Executive Officer.

SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account. The Chief Financial Officer shall cause all money and other valuables in the name and to the credit of the corporation to be deposited at the depositories designated by the Board of Directors or any person authorized by the Board of Directors to designate such depositories. He shall render to the Chief Executive Officer and Board of Directors, when either of them request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer. The Assistant Treasurer, or if there be more than one, any Assistant Treasurer, may perform any or all of the duties and exercise any or all of the powers of the Chief Financial Officer unless prohibited from doing so by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, and shall have such other powers and perform any other duties as are prescribed for him by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

ARTICLE V.

MISCELLANEOUS

SECTION 1. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the Shareholders entitled to notice of and to vote at any meeting of Shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive payment of any dividend or other distribution, or allotment of any rights, or to exercise rights with respect to any change, conversion, or exchange of shares or any other lawful action. The record date so fixed shall be not more than sixty days nor less than ten days prior to the date of such meeting, nor more than sixty days prior to any other action for the purposes of which it is fixed. When a record date is so fixed, only Shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or Bylaws.

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SECTION 2. INSPECTION OF CORPORATE RECORDS. The books of account, record of Shareholders, and minutes of proceedings of the Shareholders and the Board and committees of the Board of this corporation shall be open to inspection upon the written demand on the corporation of any Shareholder or holder of a voting trust certificate at any time during usual business hours, for a purpose reasonably related to such holder's interests as a Shareholder or as the holder of such voting trust certificate. Such inspection by a Shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

A Shareholder or Shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of Directors of the corporation shall have (in person or by agent or attorney) the absolute right to inspect and copy the record of Shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the Shareholders’ names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the Shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this corporation and any subsidiary of this corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors. The Board of Directors may authorize one or more officers of the corporation to designate the person or persons authorized to sign such documents and the manner in which such documents shall be signed.

SECTION 4. ANNUAL AND OTHER REPORTS. The statutory requirement that the Board of Directors cause an annual report to be sent to Shareholders is hereby waived. A Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period. In addition, if no annual report for the last fiscal year has been sent to Shareholders, a Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an annual report for the last fiscal year, which annual report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. The statements shall be delivered or mailed to the person making the request within thirty days thereafter. A copy of such statements shall be kept on file in the principal executive office of the corporation for twelve months and they shall be exhibited at all reasonable times to any Shareholder demanding an examination of them or a copy shall be mailed to such Shareholder.

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The corporation shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period.

The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation. Unless otherwise determined by the Board of Directors or the Chief Executive Officer, the Chief Financial Officer and any Assistant Treasurer are each authorized officers of the corporation to execute the certificate that the annual report and quarterly income statements and balance sheets referred to in this section were prepared without audit from the books and records of the corporation.

Any report sent to the Shareholders shall be given personally or by mail or other means of written communication, charges prepaid, addressed to such Shareholder at the address of such Shareholder appearing on the books of the corporation or given by such Shareholder to the corporation for the purpose of notice or set forth in the written request of the Shareholder as provided in this Section. If any report addressed to the Shareholder at the address of such Shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the report to the Shareholder at such address, all future reports shall be deemed to have been duly given without further mailing if the same shall be available for the Shareholder upon written demand of the Shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the report to all other Shareholders. If no address appears on the books of the corporation or is given by the Shareholder to the corporation for the purpose of notice or is set forth in the written request of the Shareholder as provided in this Section, such report shall be deemed to have been given to such Shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located. Any such report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such report in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the report.

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SECTION 5. CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as the Bylaws or Articles of Incorporation otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 6. CERTIFICATE FOR SHARES. Every holder of shares in the corporation shall be entitled to have a certificate or certificates signed in the name of the corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be via facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, and any agreement between the corporation and the issue thereof, and may contain such legend or other statement as may be required by any other applicable law or regulation or agreement. Certificates for shares may be issued prior to full payment thereof, under such restrictions and for such purposes, as the Board of Directors or the Bylaws may provide; provided, however, that any such certificates so issued prior to full payment shall state the total amount of the consideration to be paid therefor and the amount paid thereon.

No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Unless the Board of Directors shall otherwise determine, the Chairman of the Board, the President, any Vice President, the Secretary and any Assistant Secretary of this corporation are each authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to such officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney or other document duly executed by any such officer.

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SECTION 8. STOCK PURCHASE PLAN. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any committee of the Board of Directors.

SECTION 9. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the corporation has no office in Nevada, it shall upon the written request of any Shareholder, furnish him a copy of the Bylaws as amended to date.

SECTION 10. SEAL. The corporation shall have a common seal, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the words "INCORPORATED" and "NEVADA.”

SECTION 11. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “Person” includes a corporation as well as a natural person.

ARTICLE VI.

AMENDMENTS

SECTION 1. POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares then entitled to vote, unless otherwise provided by law or the Articles of Incorporation.

SECTION 2. POWER OF DIRECTORS. Subject to the right of Shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal Bylaws, Bylaws other than a bylaw or amendment thereof changing the authorized number of Directors may be adopted, amended or repealed by the Board of Directors.

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IT IS HEREBY RESOLVED, AS OF THIS ____TH DAY OF NOVEMBER IN THE YEAR 2015, THAT THE FOREGOING IS THE ADOPTED BY-LAWS OF REDWOOD SCIENTIFIC TECHNOLOGIES, INC., A NEVADA CORPORATION. THIS RESOLUTION VAS ADOPTED PURSUANT TO A MAJORITY VOTE IN A SPECIAL MEETING OF THE BOARD OF DIRECTORS, AS SPECIFIED IN ARTICLE 3 SECTION 8 OF THESE BY- LAWS. SIGNATURE OF THE CEO BELOW SHALL SERVE AS THE COMPANY SEAL UNTIL SAME CAN BE AFFIXED.

 ________________________________

JASON E. CARDIFF,

C.E.O. REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

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